Exhibit 10.19

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Agreement”) is entered into as of this fist day of December, 2006 (“Effective Date”), by and between SEMI-PHOTONICS CO., LTD., a Taiwan company having offices at 7F, No.13, Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, the Republic of China (“R.O.C.”) (the “Lessee”), and LUXXON TECHNOLOGY CORPORATION, a Taiwan company having offices at 12-5, Dungshr, 2 Lin, Dungming Tsuen, Shinwu Shiang, 327, Taoyuan County, Taiwan, R.O.C. (the “ Lessor”).  The Lessee and the Lessor are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Lessor and Maxedge Electronics Corp. (the “Landlord”) entered into the lease agreement dated January 1, 2006 for the lease of the Leased Premise as defined below;

WHEREAS, the Lessor and the Lessee have entered into the assets purchase agreement as of the date hereof (the “Assets Purchase Agreement”), under which the Lessor agrees to sell certain assets to the Lessee, and the Lessee agrees to purchase from the Lessor the said assets; and

WHEREAS, the Parties desire to enter into this Agreement whereby the Lessee agrees to lease from the Lessor certain Leased Premise and Leased Facilities (as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the Parties hereby covenant and agree as follows:

ARTICLE 1   -   LEASED OBJECT

1.1           The Lessee agrees to lease from the Lessor and the Lessor agrees to lease to the Lessee (“Lease”) the premise outlined and described in Schedule A (the “Leased Premise”) attached hereto and incorporated herein for the Lessee to use as an office and factory (“Permitted Use”) and the facilities described in Schedule B (the “Leased Facilities”) attached hereto and incorporated herein.  The Leased Premise shall be deemed to include eight (8) parking places under the basement B1 of the building in which the Leased Premise is located without subject to any charge or fee to the Lessee or its Personnel (the “Parking Places”).

1.2           Upon request by the Lessee, the Lessor shall deliver a written statement executed by the Landlord expressing its understanding and consent to the Lease under this Agreement in the form satisfactory to the Lessee (the “Statement”).

ARTICLE 2   -   TERM OF LEASE

2.1           The Lease shall commence on the Effective Date and will remain in full force and effect for a period of ten (10) years, until November 30, 2016, when the Lease Agreement is expired (the “Lease Term”).

2.2           After the Lease Term, provided that no Event of Default (as defined in Article 14.2) has occurred and is then uncured accordingly, the Lessee shall have the right to extend the Lease Term for up to three (3) additional two (2) year periods (each, an “Option Term”) by delivering to the Lessor written notice not less than ninety (90) days prior to the end of the Lease Term, expressing its intent to renew the Lease. The Lease and the extended Lease shall be hereinafter referred to collectively as the “Lease.”

2.3           After expiration of the foregoing Option Term (the “Extended Lease Term”), the Lease shall be automatically terminated without any notice or consent by either Party or both Parties, and the Parties, if desired, shall enter into a written agreement for the subsequent use or lease of the Leased Premise and Leased Facilities.  Any utility, possession, occupancy or management of the Leased Premise or Leased Facilities after the Extended Lease Term shall be deemed as unauthorized use and shall in no event apply to the Article 451 of the Civil Law of Taiwan, R.O.C., whether the Lessor expresses its objection or not.

2.4           The Lease during the Extended Lease Term shall be subject to all the terms and conditions of this Agreement, except that the rental rate during the Extended Lease Term shall be agreed upon by the Lessee and the Lessor; provided, however, that the commencing Rental of the Extended Lease Term shall increase by fifteen (15) percent, and thereafter the rental rate shall reflect the increase by fifteen (15) percent every two years during the Extended Lease Term.

ARTICLE 3   -   OWNERSHIP.

The Leased Facilities (including its Modifications, as defined below) and other facilities, equipments, materials, movable fittings, assets and properties as placed by the Lessor in or around the building where the Leased Premise locates (“Building”) or otherwise designated as belong to the Lessor are, and shall at all times remain, the property of the Lessor, notwithstanding that any part of it may now be, or may become, in any manner attached to, or embedded in, or permanently resting on, any real property, any Lessee Properties (as defined below) or any Building on real property, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws, or otherwise (the “Lessor Properties”).  The Lessee shall keep the Leased Premise, Leased Facilities and Lessor Properties (including their Modifications) free and clear of, and shall not make or permit, any pledge, hypothecation, levy, lien(statutory or other) or preference, mortgage, deed of trust, assignment, charge, claim, security interest or other restriction or encumbrance of any kind or nature whatsoever to attach or exist against either of them, and shall not commit any waste.  Except for the rights expressly provided herein, the Lessee shall in no event have or at any time acquire any right, title or equity in the Leased Premise, Leased Facilities and Lessor Properties. Except as otherwise agreed by the parties or according to the law, Lessee shall not be liable whatsoever for any of the Lessor Properties located within or about the Leased Premise that is not being leased by the Lessee.

ARTICLE 4   -   RENTAL AND TERMS OF PAYMENT.

4.1           During the Lease Term, the total rental and charges (excluding the Operating Expenses as defined in the Article 7) for the Leased Premise and Leased Facilities

(“Rental”) are as follows:

(i)  Dec 1st, 2006 –Nov 30th, 2008: NT$1,000,000 per month;

(ii)  Dec 1st, 2008 –Nov 30th, 2010: NT$1,200,000 per month;

(iii)  Dec 1st, 2010 –Nov 30th, 2012: NT$1,440,000 per month; and

(iv)  Thereafter, the rental rate will periodically increase by fifteen (15) percent every two years until the expiration of the Lease Term.

4.2           The five percent (5%) or such other rate of value-added tax (VAT) for the Rental will be borne by the Lessee.  The Lessee shall pay to the Lessor the Rental plus such VAT on the 10th day of each calendar month during the Lease Term and/or the Extended Lease Term.  without demand and without abatement, reduction, set-off or deduction of any tax.

4.3           A deposit equivalent to the then current three (3)-month Rental (the “Deposit”) shall be given by the Lessee to the Lessor as a security deposit immediately upon execution of this Agreement.  On the 10th day of the first month of each year when the Rental is adjusted pursuant to the Article 4.1 and Article 2.4, the Lessee shall make up and deliver to the Lessor the deficiency for such Deposit in the light of the increase of the Rental accordingly.

4.4           This Deposit after deducting all the Rentals, Operating Expenses, charges, damages and other fees as payable or due to the Lessor, arising from this Agreement or with respect to the Leased Premise or Leased Facilities will be refunded within thirty (30) days after the expiration or termination of the Agreement (except for event provided in the Article 11 hereof).

4.5           All payments of Rental shall be made in New Taiwan dollars by wire transfer to a bank account designated by the Lessor or such other method as agreed by the Parties.  The Lessee will bear the banking handling charges and wire/mail fees arising from the manner it pays to the Lessor.  No payment by the Lessee or receipt by the Lessor of Rental hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rental shall be deemed an accord and satisfaction, and the Lessor may accept such check as payment without prejudice to the Lessor’s right to recover the balance of such payment or pursue any other remedies available to the Lessor.

4.6           The Lessee agrees and acknowledges that, except as expressly provided in this Agreement, the Lessor shall have no obligation to provide any allowances or grant any rental abatement during either the Lease Term or the Extended Lease Term, and there will be no period of rent-free occupancy at the commencement of any Lease Term or Extended Lease Term. The Lessee specifically agrees that any damage, loss, or disposition of or its idleness or purchase of the Leased Facilities in any manner will not constitute nor construe an abatement, reduction, set-off or deduction to the amount of Rental, Operating Expenses and other amounts payable according to this Agreement, unless is otherwise agreed in writing by the Lessor.

ARTICLE 5   -   USE OF LEASED PREMISE & LEASED FACILITIES.

5.1           The Lessee will be entitled to the right of the use and occupancy of the Leased Premise during the Lease Term; provided that the Lessee shall use its best degree of care to use and possess the Leased Premise and Leased Facilities, but in no event less than a reasonable degree of care.

5.2           The Leased Premise shall be used by the Lessee for the Permitted Use only and for no other purpose.  The Leased Premise and Leased Facilities shall not be used for any illegal purposes.  The Lessee shall not move, use or relocate the Leased Facilities, or any component thereof, from the Leased Premise and shall use its best effort not to cause any out of the ordinary vibration, noise, odor, light or other effect to occur within or around the Leased Premise or Leased Facilities that could reasonably constitute a nuisance or trespass for the Lessor, Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees.  Upon notice by the Lessor, the Lessee shall promptly take best effort to remove or cure all such acts, provided that they are caused, induced or committed by the  Lessee.

5.3           Any improvement, remodeling, refurbishment, alteration, renovation, addition, change, decoration and/or partition to or in the Leased Premise, Leased Facilities, Buildling or Common Area, together with any and all fixtures, appurtenances, substitutions or replacements therefore or thereof (collectively, “Modifications”) in any manner, whether interior or exterior, and for any reason shall be upon prior written consent by the Lessor, save to the extent of the minor improvement, renovation, addition or modification to the Leased Premise and/or the Leased Facilities provided that such modification shall be made upon prior written notice received by the Lessor and shall, whether individually or in the aggregate, be less than US$25,000. Any and all the Modifications as from time to time added, constructed or made shall remain the property of the Lessor or the Landlord, as the case may be, and each Leased Premise and Leased Facilities referred herein shall also include all the Modifications if any.  Lessee may make any Lease Modification to the Leased Premise, at its own cost and expense and risk, after obtaining written consent by the Lessor; provided, however, that in no event shall the safety of the structure or pathway of the Building, Leased Premise or Common Area be affected.  If the approval of a competent authority is required under the applicable laws, ordinance, regulation or otherwise, the Lessee shall obtain such approval in advance and deliver to the Lessor any official certificate or document evidencing such approval.  The Lessor will provide all necessary assistance in filing such application in case the Lessor agrees with such Modifications.

5.4           Other than the Leased Premise, Leased Facilities and Modifications (if any), the facilities, equipments, materials, merchandises, movable fittings and other personal properties owned, placed and provided by the Lessee within the Leased Premise (the “Lessee Properties”) shall remain the properties of Lessee and shall be and remain at the Lessee’s sole risk.

5.5           No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Leased Premise, Building or on any Common Area, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by the Lessor, which approval will not be unreasonably withheld, and which conform to all applicable laws, ordinances or covenants affecting the Leased Premise, Building or on any Common Area.  Any

and all signs installed or constructed by or on behalf of the Lessee pursuant hereto shall be installed, maintained and removed by the Lessee at the Lessee’s sole cost and expense.  The Lessee shall, if possible, to label the Leased Facilities with the “Luxxon’s Property” or the similarity and maintain such label during and after the Lease Term, upon request by the Lessor.  The Lessee shall be entitled to install one monument sign located at or near the gate entrance of the Building or the exterior walls of the Lease Premise at the Lessee’s sole cost and expense.  In addition to its corporate name, the Lessee shall have the right to use its font and logo on any such sign.

5.6           The Lessee shall promptly comply, at the Lessee’s sole cost and expense, and shall not in any way violate, any present and future law, ordinance, order, rule, regulation or requirement or other restrictive covenant affecting the Leased Premise or Leased Facilities, and shall not in any manner use either of all or any part of the Leased Premise or Leased Facilities so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder, throughout the Lease Term and the Extended Lease Term.  The Lessor makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Leased Premise or Leased Facilities.  The Lessee hereby expressly acknowledges and agrees that the Lessee shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use on the Leased Premise or Leased Facilities with all such applicable laws, rules, ordinances and restrictive covenants.

ARTICLE 6   -   MAINTENANCE; OBLIGATIONS

6.1           Unless is due to or as a result of any willful conduct or negligence by the Lessee or any of its officer, employee, consultant, worker, agent, contractor, guest or invitee (collectively, the “Personnel”), the Lessor, at its sole cost and expense, will be responsible for the following:

6.1.1.  Structural maintenance of the Building, Building foundations and exterior walls; and

6.1.2.  Outside area maintenance, including outside landscaping, parking places, drive aisles to such parking places, roof maintenance and repair; and all other structural aspects of the Leased Premise.

6.2           If applicable, the Lessee shall give the Lessor written notice of the need for any maintenance or repair for which the Lessor is responsible according to this Article 6.1, after which the Lessor shall have a reasonable opportunity to perform the maintenance or make the repair but in no event more than thirty (30) business days.  In the event of emergency, and upon notice, written or otherwise, the Lessor shall perform the repair within twenty-four (24) hours after the Lessor’s receipt of such notice.  If, within such time periods, the Lessor fails to perform any maintenance or make any repairs for which the Lessor is responsible under this Article 6.1, the Lessee shall have the right to perform such maintenance or make such repairs, at the Lessor’s expense on a reasonable and necessary basis.  The Lessor shall reimburse the Lessee within thirty (30) days after receipt of an invoice from the Lessee for such actual and reasonable expenses incurred by the Lessee in performing such necessary maintenance or making such repair, plus interest thereon at the rate of five percent (5%) per annum (the “Interest Rate”) thirty(30) days after the delivery of invoices to Lessee to the date paid, and if the Lessor fails to do so, the Lessee shall have the right to deduct such expenses from the next installment(s) of the Rental coming due hereunder.

6.3           Intentionally deleted.

6.4           Unless is due to or as a result of any willful conduct or negligence by the Lessor or its Personnel, the Lessee shall, at its sole cost and expense, be responsible for the following:

6.4.1.  Maintenance of the Leased Premise and Leased Facilities in good condition, repair and working order, including normal maintenance;

6.4.2.  All water, gas, heat, light, power, telephone, refuse disposal and other utilities and services supplied to the Leased Premise or Leased Facilities;

6.4.3.  Repair, recovery, reparation and indemnity of any damage or loss to the Leased Premise caused by the Lessee or any of its Personnel, other than ordinary wear and tear;

6.4.4.  Repair, recovery, reparation and indemnity of any damage or loss to the Leased Facilities or their components, in whole or in part caused by the Lessee or any of its Personnel, at least on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to such Leased Facilities with due care and in compliance with standard industry practice; and

6.4.5.  Repair, recovery, reparation and indemnity to the structural maintenance or outside area maintenance set forth in the Article 6.1.1 and 6.1.2., in whole or in part, ordinary or extraordinary, in the event that the cause of destruction, damage, loss, or wear and tear (except for normal wear and tear) is caused by the willful conduct or negligence of the Lessee or any of its Personnel.

6.5           If the Lessee desires to make any Modification to the Leased Facilities or to other facilities in the Leased Premised, the Lessee shall make such request to the Lessor by submitting written plan(s) for approval, which shall not be unreasonably withheld.  Only after the Lessor releases written approval, can construction work by the Lessee begin in accordance with the foregoing approval and the Lessee shall in no event damage, impair or affect the main structure and the facilities of the Leased Premise.  The Lessee shall bear all the costs and fees and take all the risks and full liabilities arising from or in connection with any of such Modification or change.

6.6           The Lessee agrees and acknowledges that the Lessor shall have no obligation to construct or install any improvements, and under no circumstances shall the Lessor be required to build any improvements on any Leased Facilities, make any repairs, replacements, alterations or renewals of any nature or description to such Leased Facilities, make any expenditure whatsoever in connection with the Leased Facilities or maintain any Leased Facilities in any way.  The Lessor shall not be required to maintain, repair or rebuild all or any part of any Leased Facilities, and the Lessee waives the right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Leased Facilities (unless such repairs are needed to cure damage to a Leased Facilities caused by the gross negligence or willful misconduct of the Lessor), or (ii) make repairs at the expense of the Lessor pursuant to any legal requirement, insurance requirement, contract, agreement, covenants, condition or restriction at any time in effect.

6.7           If any component of the Leased Facilities becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, and unless such is due to or as a result of any willful conduct or negligence by the Lessor or its personnel, the Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all liens, pledge, mortgage, encumbrance and other restrictions and has a value, utility and useful life at least equal to the component replaced. All components which are added to the Leased Facilities shall immediately become the property of, and title thereto shall vest in, the Lessor, and shall be deemed incorporated in such Leased Facilities and subject to the terms of this Lease as if originally leased hereunder.

6.8           In the event that the Lessee fails to perform any of the duties and liabilities provided in this Article 6 within twenty-four (24) hours in the event of an emergency that substantially affects the normal operation by the entities or persons or the safety of the structure or pathway around the Building, Leased Premise or Common Area, or thirty (30) days in all other cases, the Lessor shall have the right to perform such works, at the Lesseer’s sole expense.  The Lessee shall reimburse the Lessor within thirty (30) days after receipt of an invoice from the Lessor for all such expenses incurred or payable by the Lessor, plus Interest Rate thirty days after the delivery of invoices to Lessee to the date paid, and if the Lessee fails to do so, the Lessor shall have the right to deduct and obtain such expenses directly from the Deposit, without any notice to or consent by the Lessee.

6.9           Moreover, upon reasonable advance notice, the Lessor shall have the right to inspect the Leased Premise or Leased Facilities and all maintenance records with respect thereto at any reasonable time during normal business hours with the accompany of Lessee’s designated Personnel but shall not materially disrupt the business of the Lessee.

6.10         Unless otherwise expressly provided under this Agreement, any damage, loss, or destruction to the Leased Facilities, in whole or in part caused by the Lessee or any its Personnel shall not constitute, or grant the Lessee any right to, terminate or cancel the Agreement in any manner, or abate, reduce or impact the Rental, Operating Expenses or other fees payable by the Lessee, by contract, operation of law, in equity or otherwise.

6.11         Any and all the costs, expenses or charges assessed against or attributed to the Lessee Properties or articles entered, placed, occupied or operated by the Lessee or any of its Personnel in or around the Leased Premise, the Leased Facilities, Building or Common Area, for repair or maintenance or otherwise, shall be solely borne by the Lessee.

ARTICLE 7   -   DISTRIBUTION OF EXPENSES

7.1           Except for the house tax and land value of the Leased Premise to be borne by the

Landlord, the Lessee shall pay and be liable for any and all the taxes (e.g. VAT, rental, use, inventory and sales tax or other similar taxes), duties, levies, tariffs, and assessments, if any, arising from or incurred by amounts payable by the Lessee hereunder, or the operation or business in the Leased Premise and/or the Leased Facilities, whether levied or imposed by any city, state, county or other governmental authority, including without limitation to the VAT imposed on the Rental, Operating Expenses and other amount payable herein(“Tax”). Payments of the Tax shall be in addition to all other payments required to be paid to the Lessor by the Lessee under the terms of this Lease, and shall be made by the Lessee directly to such governmental body if billed to the Lessee, or if billed to the Lessor, such payment shall be paid concurrently with the payment of the Rental, Operating Expenses, or such other amount upon which the Tax is based, all as set forth herein.

7.2           In addition to the Rental and Tax, the Lessee agrees to pay the following operating expenses (the “Operating Expenses”):

7.2.1.  The electricity and water consumption and the private air-conditioning consumption by the Lessee shall be paid by the Lessee according to the readings on the respective electricity and water meter set up by the Landlord or the Lessor.

7.2.2.  Forty Thousand NTs (NT$ 40,000) per month during the initial two (2) years, with five percent (5%) increase every two-year period, to cover all of the expenses, charges and fees involved in the operation, cleanness, repair and maintenance as necessary to keep the Common Areas (other than the Leased Premise, Leased Facilities and Lessee Properties) used by the Lessee in good order, condition and repair, including but not limited to: (i) the two elevators used by the Lessee close to the Leased Premise; (ii) security services, expenses associated with the driveways and parking areas, security systems; (iii) restrooms; and (iv) the water supply, electricity, garbage and public air-conditioning for the public facilities. Other than the monthly rental amount, VAT, and the amount set forth above in this paragraph, neither Lessee nor its Personnel shall be responsible for any other fees or charges to the Lessor relating to the operation and use of the Common Areas and Parking Places unless is due to or as a result of any willful conduct or negligence by the Lessee or its Personnel.  Notwithstanding any provision to the contrary, the Lessor or its Personnel shall not be responsible for any fees or charges to the Lessee relating to the operation and use of the Leased Premise, Leased Facilities or Lessee’s Properties.

7.3           Any amounts required to be paid by the Lessee under Article 7.2 and any charges or expenses incurred by the Lessor on behalf of the Lessee under the terms of this Lease shall be payable in the same manner and upon the same terms and conditions as provided for the Rental hereunder.  Any failure on the part of the Lessee to pay shall become due and shall entitle the Lessor to the remedies available to it for non-payment of Rental.

7.4           The Lessee may set up and maintain, in its sole discretion and at its own cost and expense, all the equipments and systems for communication, telephone, fax, internet, entrance guard and any other utility or service used or consumed in or servicing the Leased Premise or the Leased Facilities and in the care, management and use  thereof.

ARTICLE 8   -   FORCE MAJEURE

The Lessor and Lessee shall not be responsible for any failure to perform or delay in performance of any of its obligations in whole or in part under this Agreement due to causes beyond its reasonable control and that is unforeseen or, if foreseen, unavoidable, and that arises after the effective date of this Agreement.  Those causes shall include without limitation storm, fire, flood, earthquake, lightning, typhoon and other natural disasters, power failure, explosion, strike and other labor disputes, acts of public enemy, war, rebellion, insurrection, riot, epidemic, quarantine restrictions, transportation embargoes, acts of God, acts of any government or agencies thereof, governmental requirements and regulations and restrictions imposed by law, or judicial action.  If such cause applies, the Lessor or Lessee shall inform the other Party immediately in writing giving full details and use reasonable efforts to avoid or remove such cause of non-performance and to minimize the losses arising from such Force Majeure.  Notwithstanding anything in the foregoing to the contrary, in no event will the occurrence of an event of Force Majeure excuse the Lessee from its obligations to pay to the Lessor any sums due hereunder save to the extent of the event provided in the Article 10.4 of this Agreement.

ARTICLE 9   -   DELIVERY AND ACCEPTANCE OF LEASED PREMISE

The Leased Premise and Leased Facilities are delivered to the Lessee on the Effective Date, and the Lease shall commence on the Effective Date, whether or not the Lessee enters into or operates the Leased Premise or Leased Facilities.

ARTICLE 10   -   DAMAGE OR DESTRUCTION

10.1         During the Lease Term and the Extended Lease Term, the Lessee shall take good care to use the Leased Premise and Leased Facilities.  If the Leased Premise or any Leased Facilities, or any part thereof, is lost, stolen, damaged or destroyed due to the Lessee or any of its Personnel’s conduct, the Lessee shall repair, restore and be liable for such loss, damage, destruction and/or other liability.  This Lease shall remain in full force and effect, and the Leasee’s obligation to pay to the Lessor any sums due hereunder shall remain.

10.2         Intentionally deleted.

10.3         If the Leased Premise or Leased Facilities, or any part thereof, is damaged by fire, casualty or otherwise so long as not due to or arising from act of the Lessee or any of its Personnel during the Lease Term, the Lessor shall repair or cause other to repair such damage and restore the Leased Premises or Leased Facilities to substantially the same condition in which the Leased Premise and Leased Facilities existed before the occurrence of such fire or other casualty and this Lease shall, subject to this Article 10, remain in full force and effect except that the Lessee shall be entitled to a reduction in Rental based upon the proportion of the unusable area (as determined by the Lessee) that the area of the Leased Premise or Leased Facilities rendered unusable by such damage bears to the total area of the Leased Premise. The Lessee shall, at the Lessee’s sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property.

10.4         If the Leased Premise or Leased Facilities in whole or in part is damaged by fire or other casualty not due to or arising from act of the Lessee or any of its Personnel, the Lessor or any of its Personnel, or the Lessee is prevented from using the Leased Premise due to Force Majeure, during the Lease Term and (a) such damage causes the failure of essential use of the Leased Premise by the Lessee, and (b) the repair and restoration work to be performed by the Lessor or Lessee cannot, as reasonably estimated by the Lessor or Lessee, be completed within two (2) months after the Lessor’s knowledge of such fire or other casualty, or three(3) months thereafter while due to Force Majeure, as the case may be, then the injured and non-causing party (i.e., the party not causing the destruction) shall have the right, by giving written notice to the other Party within two (2) months after the occurrence of such fire or other casualty, or three (3) months while due to Force Majeure, as the case may be, to terminate this Lease as of the date of the end of such period. If neither the Lessor nor the Lessee exercises the right to terminate this Lease in accordance with this Article 10.4, the Lessor shall repair such damage and restore the Leased Premises and this Lease shall, subject to the Article 10 hereof, remain in full force and effect.  A total destruction of the Leased Premise not due to or arising from act of the Lessee or any of its Personnel shall terminate this Lease effective as of the date specified in the written notice by either Party after such total destruction.

10.5         Either Party shall have the right to terminate this Lease if any portion of the Leased Premise is taken by exercise of the power of eminent domain of any governmental authority in Taiwan, R.O.C. during the Lease Tenn (other than due to or arising from act of the Lessee or any of its Personnel), such event interferes the Lessee’s normal use of such portion of the Leased Premise that cannot be cured for a period of more than three (3) months and the remaining portion of the Leased Premise cannot reasonably accomplish the essential use by the Lessee as determined by the Lessor and the Lessee in good faith for the subject purpose of Lease. In each such case, either Party shall exercise such termination right by giving three-month’s prior written notice to the other Party.  If the Lessee does not exercise such right to terminate this Lease in accordance with this Article 10.5, this Lease shall terminate as to the portion of the Leased Premise upon written notice after being taken as of the date of such taking and shall remain in full force and effect as to the portion of the Leased Premise not so taken, and the Rental shall be reduced upon written notice after the date of such taking in the proportion that the area of the Leased Premise so taken bears to the total area of the Leased Premise. If all of the Leased Premise is taken by exercise of the power of eminent domain by any governmental authorities in Taiwan, R.O.C. during the Lease Term (other than due to or arising from act of the Lessee or any of its Personnel) and such event interferes the Lessee’s normal use of the Leased Premise that cannot be cured for a period of more than three (3) months, this Lease shall terminate as of the date of such taking.

ARTICLE 11   -   RETURN OF LEASED PREMISE & LEASED FACILITIES

11.1         Upon expiration or termination of the Lease, the Lessee shall, at its sole cost and expense, immediately on the same date return the Leased Facilities to the Lessor and vacate the Leased Premise in the manner and status as delivered by Lessor on the Effective Date (save to the extent of normal wears and tears), clean and neat, and any remodeling, refurbishment, decoration, partition, or article left inside or around the Leased Premise or Building after the Lessee vacates the Leased Premise shall be deemed to be abandoned by the Lessee at the disposal of the Lessor, to which the Lessee shall have no objection.  The Lessor may conduct the cleanness, recovery or other disposition of all such remodeling, refurbishment, decoration, partition, and left articles at the Lessee’s own cost and expense, and may withhold the Deposit for deduction of all such costs and expenses until all the cleanness, recovery or dispositions being consummated.

11.2         The Lessee must, upon the termination or expiration of the Lease, return to the Lessor all keys and security cards of stores, offices, and rooms, either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys and security cards so furnished, such Lessee shall pay to the Lessor the cost of replacing the same or of changing the security, lock or locks opened by such lost key or security card if Lessor shall deem it necessary to make such change.

11.3         If the Lessee shall for any reason remain in possession of the Leased Premise or Leased Facilities after the date of expiration of the Lease Term or the Extended Lease Term or three (3) months the earlier termination of this Agreement (unless the Leased Premise and Leased Facilities are sold and transferred to the Lessee in accordance with the Article 21), such possession shall be as a lease-at-sufferance during which time the Lessee shall continue to pay the rental that would be payable by the Lessee hereunder were the Lease then in full force and effect with respect to the Leased Premise or Leased Facilities and the Lessee shall continue to pay 200% of the Rental (according to the most recent rental rate) that would otherwise be due and payable at such time in addition to the Operating Expenses or other fees payable herein and all the damages incurred by the Lessor as a result of such holdover. During such three (3) months for earlier termination due to or as a result of the Lessee or any of its Personnel, as a lease-at-sufferance, the Lessee shall continue to pay the rental that would be payable by the Lessee hereunder were the Lease then in full force and effect with respect to the Leased Premise or Leased Facilities in addition to the Operating Expenses or other fees payable herein.  During any period of lease at sufferance, the Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Agreement, but shall have no rights hereunder other than the right, to the extent given by law to tenant at sufferance, to continue their occupancy and use of the Leased Premise or Leased Facilities.  Nothing contained in this Article11.3 shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration of the Lease or earlier termination of this Lease, nor shall it be read or construed as renewal of this Lease by operation of law, or applying to the Article 451 of the Civil Law of Taiwan, R.O.C., or preventing the Lessor from maintaining a suit for possession of the Leased Premise and/or Leased Facilities or exercising any other remedy available to the Lessor at law or in equity.

ARTICLE 12   -   GENERAL INDEMNITY

12.1         The Lessee hereby agrees to indemnify, defend, protect and hold the Lessor, its affiliates, directors, officers, employees, consultants, contractors and agents harmless from and against any and all claims, actions, proceedings, damages, fines, encumbrances, liens, losses, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation incurred (collectively, “Claims”), to the extent such Claims (i) caused, arising from or as a result of any breach of this Agreement by the Lessee or any of its Personnel or (ii) arising from or related to the existence of the Hazardous Material caused, permitted or committed by Lessee or any of its Personnel, or violation of Environmental Requirements with respect to the Leased Premise, or brought in, on the Leased Premise, or the actual or threatened migration of Hazardous Material into or from the Leased Premise on and after the Effective Date and such actual or threatened migration is caused, committed or permitted by Lessee or its Personnel. The Lessor and any Assignee may, at its option and at its sole expense, participate in any such action with counsel of its own choice.  To the extent that the Lessee has an indemnification obligation under this Article 12.1, the Lessee shall, in its reasonable discretion, perform all remedial actions necessary to remove any such Hazardous Material, or to remedy actual or threatened migration into or from the Leased Premise of any Hazardous Material caused by Lessee or its Personnel.

As used in this Agreement, “Hazardous Materials” means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import which is or becomes regulated by any governmental authority in which the Leased Facilities, Leased Premise, Common Area or Building is located, or the government of Taiwan.

As used herein, the term “Environmental Requirements” means all laws, ordinances, rules, regulations, orders and other requirements of the government in Taiwan now in force or which may hereafter be in force relating to protection of human health or the environment from Hazardous Material, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Material.

12.2         The Lessor shall indemnify, defend, protect and hold the Lessee, its affiliates, directors, officers, employees, consultants, contractors and agents harmless from and against any and all Claims, to the extent such Claims (i) caused, arising from or as a result of any breach of this Agreement by the Lessor in or on the Leased Premise or Leased Facilities, or (ii) arising from or related to the existence of Hazardous Material prior to the Effective Date caused, committed or permitted by Lessor , or the actual or threatened migration of Hazardous Material from or into the Leased Premises prior to the Effective Date and such actual or threatened migration is caused, committed or permitted, or the existence prior to the Effective Date of a violation of Environmental Requirements. with respect to the Leased Premises caused by the Lessor,.  To the extent the Lessor has an indemnification obligation under this Article 12.2, Lessor shall, in its reasonable discretion, perform all remedial actions necessary to remove any Hazardous Material in or on the Leased Premise, or to remedy actual or threatened migration from the Leased Premise of any Hazardous Material, or to remedy any actual or threatened violation of Environmental Requirements.

12.3         This Article 12 shall survive any expiration or termination of this Agreement.

12.4                      Each of the Lessor’s and Lessee’s remedies provided herein or by law, shall be cumulative to and not exclusive of every other remedy, and remedies may be exercised simultaneously or cumulatively.  No failure or delay by the Lessor or Lessee to exercise any right or remedy shall be a waiver thereof, nor shall any written waiver or consent extend to any instance other than the one for which it is given.

12.5                      None of the Lessor’s officer, director, shareholder, partner or principal of the Lessor, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease.

ARTICLE 13   -   REPRESENTATIONS AND WARRANTIES

13.1                      The Lessor represents and warrants as follows:

13.1.1.  The Lessor is duly organized, validly existing, and has all requisite authority to lease the Leased Premise and the Leased Facilities, and each individual of the Lessor represents and warrants that it is duly authorized to execute and deliver this Agreement on behalf of the Lessor; and

13.1.2.  This Agreement is binding on the Lessor in accordance with its terms;

13.1.3.  Except for the representations and warranties set forth in this Article 13.1, the Leased Premise and Leased Facilities are provided on a “AS-IS, WHERE IS” basis, without representation, warranty or covenant of any kind, and the Lessor hereby expressly disclaims any and all other representations, warranties and conditions, express, implied, statutory or otherwise, including without limitation, any warranty of its fitness or suitability for a particular purpose, use, condition, design, operation, merchantability, value or the ability of the Lessee to utilize either or all of them (or any part thereof) to meet any proper functioning of the products. Neither the Lessor nor the Landlord shall be liable for any latent, hidden, or patent defect on the Leased Facilities or its failure, or any part thereof, to comply with any legal requirement.  The foregoing is in lieu of all warranties of Leased Premise and Leased Facilities, express or implied, whether arising by law, custom or conduct.  The Lessee and its affiliates have been afforded full opportunity to inspect each Leased Premise and Leased Facilities and the improvements thereon (if any), are satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters described in the preceding sentence are to be borne by the Lessee.

13.2                      The Lessee represents and warrants as follows:

13.2.1.  The Lessee is duly organized, validly existing, in good standing in the jurisdiction of its incorporation, and has all requisite power and authority to enter into this Agreement and to conduct business in the jurisdiction where it is currently or will be located, and each individual executing this Agreement on behalf of the Lessee represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the Lessee; and

13.2.2.  The Agreement is binding on the Lessee in accordance with its terms.

13.2.3.  The Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premise, Leased Facilities or Building, or the Common Area that results in a risk of harm to person or property or otherwise negatively affect either of their value or marketability, or is or become subject to any violation of any applicable law or regulations, including without limitation the Environmental Requirements and their amendments in effect during the Term or the Extended Lease Term.

ARTICLE 14   -   EARLY TERMINATION

14.1                      Notwithstanding the term of this Agreement, this Agreement may be terminated as a whole, with a ninety (90) day written notice upon occurrence of any of the following events, in which event this Lease shall expire and terminate on the date specified in such notice:

(i)             By either Party, where the other Party (the “Incurred Party” ) has elected to wind up and dissolved, becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or for reorganization, insolvency or is adjudicated as bankrupt or insolvent, or has a liquidator or trustee appointed over its affairs and such event or appointment affects the due performance of this Agreement by such Incurred Party (i.e. the Lessee’s obligation for on-time payment while the Incurred Party is the Lessee , or the Lessee’s normal use in accordance herewith while the Incurred Party is the Lessor), and shall not have been terminated or discharged within thirty (30) days thereof; or

(ii)          By either Party, if the material performance of the other Party under this Agreement is delayed for a period of two (2) months due to Force Majeure as described above, then such Party (whose performance is not required due to Force Majeure) shall be entitled to terminate this Agreement with immediate effect.

14.2                      Intentionally Deleted.

14.3                      If an Event of Default occurs, in addition to the right provided in the Article 14.2, the Lessor may, request to sequestrate the Deposit (besides the Rental, Operating Expenses and other amounts then due and payable), proceed by court action to enforce performance by the Lessee and/or to recover all damages and expenses incurred by the Lessor by reason of any Event of Default, and exercise any other right or remedy available to the Lessor at law or in equity.  Also, the Lessee shall pay the Lessor all costs and expenses (including reasonable attorneys’ fees, court costs, legal fees and costs and fees of collection agencies) incurred by the Lessor in enforcing any of the terms, conditions or provisions of this Agreement.  The amount as calculated above shall be deemed immediately due and payable, and the Lessor may take the Deposit to compensate such damages, costs and expenses.  The rights, powers and remedies of the Lessor provided herein are cumulative and are in addition to, and not exclusive of, any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

14.4                      The Lessee or the Lessor may, in consideration of business operation or for convenience, terminate this Agreement with a six (6)-month prior written notice to the other Party.

14.5                      Except for the provisions set forth in this Article 14, neither Party may terminate this Agreement without prior written consent by the other Party, whether in whole or in part.

14.6                      Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties on or prior to the date of termination, unless expressly waived in writing by the Parties.  The Lessee shall remain liable for all obligations under this Lease arising up to the date of such termination, and the Lessor’s acceptance of Rental, Operating Expenses or other amounts in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default.

ARTICLE 15   -   NOTICES

Any and all notices, requests, waivers and other communications made pursuant to this Agreement shall be made in writing in the English language, and delivered by hand, mail, facsimile, overnight delivery service, or any other mode of communication routinely used by the Parties in their course of dealing to the address and number set forth below in this Article 15, or to such other address and/or number as the recipient may indicate in writing.  Any such notice or communication shall be deemed received when so deemed under Article 95 of the R.O.C. CivilCode ..

If to the Lessee:

Semi-Photonics Co., Ltd.

7F, No.13, Ke Jung Rd.

Chu-Nan Site, Hsinchu Science Park

Chu-Nan 350, Taiwan

Attn:  Legal Counsel

Fax:   +1-208-728-3700

If to the Lessor:

Luxxon Technology Corporation

Attn:

Fax:

ARTICLE 16   -   AMENDMENT AND MODIFICATION

The Agreement shall not be amended, modified or altered in any manner except in writing signed by the Parties.

ARTICLE 17   -   ENTIRE AGREEMENT

The Agreement and the attached Schedules, which are incorporated by reference and made an integral part of the Agreement, constitute the entire agreement between the

Parties.  No agreements, representations, or warranties other than those specifically set forth herein or in the attached Schedules shall be binding on the Parties unless set forth in writing and signed by the Parties.  The captions set forth herein and in each Schedule are for convenience only and shall not define or limit any of the terms herein or therein.

ARTICLE 18   -   SEVERABILITY

If, in light of a particular set of facts and circumstances, any provision or provisions of this Agreement will be held to be invalid or unenforceable by any court or arbitrator of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (ii) such provision or provisions will be reformed without further action by the Parties hereto, but only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

ARTICLE 19   -   GOVERNING LAW; DISPUTE RESOLUTION

This Agreement shall be governed in all respects by the laws of the R.O.C. without regard to provisions regarding choice of laws, and the Taoyuan District Court shall have exclusive jurisdiction over any dispute arising under this Agreement.  This Agreement is in both English and Chinese languages, and if any dispute, inconsistency, or conflict, the English text of this Agreement and its interpretation shall control and prevail over the other language in all respects.

ARTICLE 20   -   NON-ASSIGNABILITY; BINDING EFFECT

20.1                      Neither this Agreement, nor any of the rights or obligations of the Parties hereunder, shall be assignable by any Party without the prior written consent of the other Parties, provided, however, that the Party may, without requirement of any consent of the other Party, assign its rights and/or obligations hereunder or this Agreement to its subsidiary or affiliates, upon thirty (30) days’ prior written notice to the other Party.  This Agreement and the Lease may not be subleased or assigned by the Lessee, in whole or in part, to its affiliates or any third party (except by law) without on each occasion first obtaining the prior express written consent of the Lessor, and in the case of a sublease, the Lessee shall remain fully liable for any obligations under this Agreement, and in the case of assignment, the Lessee shall remain fully liable for any obligations under this Agreement until such assignee execute a separate lease agreement with the Lessor        and the assignee shall assume all of the obligations of the Lessee with respect to the Lessor hereunder. To obtain the Lessor’s consent, which shall not be unreasonably withheld, the Lessee shall give the Lessor written notice specifying the name and business of the assignee or sublessee, its intended use (including any hazardous materials to be used in any manner at the Leased Premise), the amount of rental or other consideration, the proposed effective date and duration and other details of the assignment or subletting.  The Lessee shall be liable for any and all acts or obligations of, or disputes with, the sublessees, whether or not with the Lessor’s consent, without, however, relieving the Lessee of any of its obligation or liability for the entire Lease.

No transfer, assignment, subletting or occupancy, whether or not with the Lessor’s consent, shall be deemed the acceptance of the sublessee, as the Lessee, or a release of the Lessee from its full and complete performance of all the obligations hereunder and the terms hereof, and the terms thereof shall in no event surpass or supersede the rights of the Lessee provided herein.

20.2                      Notwithstanding the foregoing, the Lessee acknowledges that the Lessor may transfer, sell, pledge, assign and/or convey its interest in each Lease, the Rental due thereunder or the Leased Premise or Facilities listed therein, in whole or in part, to an assignee (the “Assignee”), which may be represented by a bank or trust company acting as a trustee of such Assignee.  EACH OF THE LESSEE AND LESSOR ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY THE LESSOR, LANDLORD OR ANY ASSIGNEE SHALL NOT MATERIALLY CHANGE THE LESSEE’S OBLIGATIONS UNDER THE ASSIGNED LEASE, AND THE ASSIGNEE SHALL ASSUME ALL OF THE OBLIGATIONS OF THE LESSOR WITH RESPECT TO THE LESSEE.  Any Assignee shall be entitled to enforce all the rights so assigned, the Lessor shall be entirely free and released from any obligations accruing thereafter under this Lease, and the Lessee agrees to look solely to Lessor’s successor in interest for performance of such obligations; provided, in each case, the Assignee shall assume all of the obligations of the Lessor with respect to the Lease.  The Lessor and the Lessee acknowledge and agree that all of the rights against the other under this Agreement shall be unaffected except as provided herein.  The Lessee agrees that upon notice of assignment of this Lease, it shall pay directly to the Assignee, unconditionally, all amounts which become due hereunder..

ARTICLE 21   -   FIRST REFUSAL RIGHT

21.1                      Subject to the Lessee’s full compliance with all the terms provided herein and without any occurrence of the Event of Default during the Lease Term and/or Extended Lease Term (including their date of expiration), the Lessor hereby grants to the Lessee a non-assignable and non-transferable right to purchase all, but not less than all, of the Leased Facilities during the Lease Term and/or Extended Lease Term (unless is earlier terminated) in the event that the Lessor determines to sell the Leased Facilities.  The Lessor will provide the Lessee a written notice (the “First Refusal Right Notice”) indicating the price and other terms and conditions for such sale (the “Offered Purchase”), and the Lessee shall irrevocably respond to the Lessor in writing within fifteen (15) business days of the Lessor’s notice ensuring the Lessee’s decision to buy accordingly.  Failure to respond the Lessor in accordance with the aforesaid shall be deemed that the Lessee has elected not to exercise such rights and Lessee’s first refusal rights provided under this Article 21 shall be deemed waived and immediately expire.  The Lessor shall have no obligation to sell any Leased Facilities to the Lessee unless and until all of the Leased Facilities shall be purchased and paid by the Lessee on the equivalent terms and conditions offered by the Offered Purchase.  It is expressly understood by the parties hereto that any purchase hereunder SHALL BE WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, on the part of the Lessor and that the Lessor sells the Leased Facilities hereunder on a “AS IS,” “WHERE IS” basis.

21.2                      If the Lessee elects not to purchase the Leased Facilities according to Article 21.1, then Lessor shall have the right to sell to the Leased Facilities on the terms and conditions specified in the First Refusal Right Notice.  Lessee’s right provided in this Article shall not apply to any sublessee or assignee unless agreed by the Lessor in writing.

The Parties agree to have the Agreement to be notarized by the public notary institutions chose by the Parties, cost of which shall be shared by the Parties 50-50.

IN WITNESS WHEREOF, the Parties have duly executed the Agreement.

Lessor:	LUXXON TECHNOLOGY CORPORATION

By:

Name:

Title:

Lessee:	SEMI-PHOTONICS CO., LTD.

By:

Name:

Title:

Schedule A

The Leased Premise

(a)                                 Address of the Building: 12-5, Dungshr, 2 Lin, Dungming Tsuen, Shinwu Shiang, 327,

Taoyuan County, Taiwan, R.O.C.

(b)                                 Location of the Leased Premise:

The Leased Premise is located on a parcel of the fourth floor of the Building as outlined in the drawing attached:

The Space of the Fourth Floor  [As attached]

The Space of the Leased Premise: approximately 5,030.51 square meters (1,521.73)

(c)                                  The lease will contain a non-exclusive right to use, in common with the Lessor and other lessees of the Building (and their employees, guests and other invitees), the following Common Area:

MOCVD Expansion Area not Included

61.5
A:51.3
B:149.2
C:83.6
D:52.1
E:145.8
F:163.5
G:182.3
H:352.2
192
UPS
7.6
27
34.5
Waste Buffer Area
Distribution Panel
Cleaning Room
110
170.3
57.5
106.5
Photolithography Area
122
Cutting Area
Grinding Area 113.7
148.1
351
Testing Area
Vapor Deposition Area
130.8
Measuring Room 1
181.8
163.7
Controlling Room
MOCVD 1
306.5
scrubber area
92.5
Plasma Area
117.1
Locker 74 Room
26.6
Conference Room
Locker Room 2
46.2
316.6
Shoes Changing Area
185.3
Pantry
25.8
Rest Room
94
Test Room 2
56.5
Quality Assurance Room
47.6
Test Room1
56
32.5
Central Controlling Room 79
Product Warehouse
68.5
Shoes Changing Area
169.2
32.7
Lifting Platform

51.3+149.2+83.6+52.1+145.8+
163.5+201.9+7.6+163.7
182.3+352.2+81.8+306.5+92.5+
68.5+79+32.5+56+47.6+56.5
94+185.3+170+192+110+34.5+
57.5+106.5+130.8+117.1+113.7+
122+351+74+26.6+46.2+316.6+
25.8+15+(48/2)
=4686.7 M2(=1417.73坪)

KEY PLAN

力旭光電 廠務

Schedule B

The Leased Facilities

No.	Code	Item
1	16320004	Cleanroom construction
2	16330008	Gas Pipe (Not Include Hook-up )
3	16310005	Factory Steel I-Beam-Build
4	16330011	Process Pipe Hook-up (DI Exhaust)And Additional Cost
5	16330010	Power Hook-UP And Additional Cost
6	16320001	Epoxy floor works
7	15350024	Oil Free Compressor(CDA)
8	16330007	Main Fire System
9	16320005	Cleanroom improvements
10	16330003	Fireproof Infilling Engineering
11	16320002	Cleanroom floor works
12	15350003	Generator Exhaust Smoke Depurator
13	16330012	Acid Exhaust Duct Modify
14	16330017	NH3 CQC And VMB Install
15	16330019	Roof Exhaust SUS 316 Duct Material Chang To PP Pipe
16	16330016	Acid Exhaust Duct 4F Walk-wayModify
17	16330020	HIGH Voltage Wire And ACB2/ACB4 Panel Modify
18	16320003	CLEAN ROOM Air Exhaust works
19	16380002	Fab refurbishment
20	16310002	Wall fixing and painting
21	16310003	Firefighting items